UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2018

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana		71203
(Address of principal executive offices)		(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)    On March 6, 2018, CenturyLink, Inc. (the “Company”) issued a press release announcing that Glen F. Post, III, Chief Executive Officer of the Company (“CEO”), will be retiring from the CEO role effective on May 23, 2018, the date of the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”). As contemplated by the Company’s previously-announced CEO succession plan, Jeffrey K. Storey, who currently serves as the Company’s President and Chief Operating Officer, will serve as President and CEO effective upon Mr. Post’s retirement. The Company has no immediate plans to appoint a new chief operating officer.

Currently, both Messrs. Post and Storey serve on the board of directors of the Company (the “Board”) and each has been nominated for reelection at the Annual Meeting to a new one-year term as director. Mr. Harvey P. Perry will continue to serve as chairman of the Board and, effective February 22, 2018, Mr. Bruce W. Hanks has been appointed to serve as the Board’s lead independent director.

In connection with Mr. Post’s retirement from employment, our Human Resources and Compensation Committee (the “Committee”) approved certain changes to his outstanding equity awards in consideration of his 42 years of service to the Company and his role in transforming the Company into the second largest domestic provider of communications services to enterprise customers. Specifically, vesting of all outstanding time-based restricted shares granted to Mr. Post before 2018 and one-half of such shares granted to him in fiscal 2018 will accelerate as of the retirement date, with the remaining one-half of his fiscal 2018 time-based restricted shares forfeited as of the same date. In addition, Mr. Post will be permitted to retain all outstanding performance-based restricted shares granted to him prior to 2018 and one-half of such shares granted to him in fiscal 2018, all of which will remain subject to their original performance conditions. The remaining one-half of Mr. Post’s fiscal 2018 performance-based restricted shares will be forfeited as of his retirement date. Finally, with respect to the equity portion of the special integration award granted to Mr. Post in June 2017, the Committee approved a 100% payout of those shares, which will vest on Mr. Post’s retirement date.

Assuming his reelection as a director at the Annual Meeting, Mr. Post will begin to receive compensation as a non-employee director effective on that date.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this Current Report on Form 8-K identified by words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, and are subject to uncertainties, including the completion of documentation of the above-described arrangements. Actual events and results may differ materially from those anticipated by us in those statements. We may change our intentions or plans discussed in our forward-looking statements without notice at any time and for any reason.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release issued March 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: March 9, 2018